NEW CENTURY FINANCIAL CORPORATION

                         NON-EMPLOYEE DIRECTOR
                    NONQUALIFIED STOCK OPTION AGREEMENT


                THIS AGREEMENT dated as of the ______ day of ___________, 199__, between NEW CENTURY FINANCIAL
CORPORATION, a Delaware corporation (the "Company"), and
________________ (the "Director").

                           W I T N E S S E T H

                WHEREAS, the Company maintains the New Century
Financial Corporation 1995 Stock Option Plan (as amended and restated May 30, 1997 and referred to herein as the "Plan");
and

                WHEREAS, pursuant to Section 2.6 of the Plan, the Company has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

                NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Company and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

                1. Option Grant. This Agreement evidences the grant to the Director, as of __________________, 199__ (the
"Award Date"), of an Option to purchase an aggregate of 15,000 shares of Common Stock under Section 2.6 of the Plan, subject to the terms and conditions of and to adjustments provided in or pursuant to the Plan.

                2.       Exercise Price.  The Option entitles the
Director to purchase all or any part of the Option shares at a price per share of $________. The exercise price shall be paid in full at the time of each purchase in a form permitted by Section 2.6(c) of the Plan.

                3. Option Term. The Option shall terminate ten years after the Award Date unless earlier terminated in accordance with the terms of the Plan.

                4. Exercisability of Option. The Option shall vest and become exercisable as to 5,000 shares subject to the Option on the first anniversary of the Award Date, as to an additional 5,000 shares subject to the Option on the second anniversary of the Award Date, and as to the remaining 5,000 shares subject to the Option on the third anniversary of the Award Date.

                5. Service. The Director agrees to serve as a director in accordance with the provisions of the Company's
Articles of Incorporation, Bylaws and applicable law.

                6.       Termination of Directorship.  If the
Director's services as a member of the Board of Directors terminate, the Option and any rights thereunder shall terminate pursuant to and at the times set forth in Section
2.6(f) of the Plan.

                7. General Terms. The Option and this Agreement are subject to, and the Company and the Director agree to be bound by, the provisions of the Plan. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       NEW CENTURY FINANCIAL CORPORATION
                                       (a Delaware corporation)


                                       By___________________________

                                       Title________________________


                                        Director



                                        _____________________________
                                         (Signature)



                                         _____________________________
                                         (Print Name)



                                         _____________________________
                                          (Address)



                                         _____________________________
                                         (City, State, Zip Code)

                           CONSENT OF SPOUSE


                In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by New Century Financial
Corporation, I, __________________________________________,
the spouse of the Director therein named, do hereby join with my spouse in executing the foregoing Nonqualified Stock
Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED: ___________________________, 19__.  ____________________________
                                              Signature of Spouse